July 2&3, 2007 Hayward, CA Company Overview

Shared Vision Cholestech "We save lives" Inverness Medical Innovations "Putting Healthcare in the Hands of Patients"

Why Cholestech? One of the most established and respected products/platforms in the POL market today Fits exceedingly well with our goal to become the leading disease management company Use Cholestech's position to grow revenues with existing products from Inverness and Biosite R&D efforts are complimentary between Inverness, Biosite and Cholestech

Basic Facts In current form founded in 2001 Headquarters in Waltham, MA Publicly traded on AMEX: IMA Shares out: 47 million Market Cap: $2.4 billion Mission: Disease and health management from hospital, to POL to home

P&G JV Nutritionals IMPD Biosite Cholestech Royalties Revenjues 95 81 332 313 70 17 Inverness Medical Innovations Revenue (in millions) $908 million1 1) LTM period ended 3/31/2007, adjusted for joint venture formation

Consumer Products Global Market Share: 32% Global Market Share: 32% (sold by Swiss Precision Diagnostics, our 50% JV w P&G)

Professional Diagnostics Products MSPhotoEd.3 MSPhotoEd.3 MSPhotoEd.3

Inverness Timeline 2001 2002 2003 Nov 2001: Split- off from IMT upon acquisition by J&J Sept 2003: Acquired Abbott rapid test business July 2003: Acquired ABI from Apogent Dec 2001: Acquired Unipath from Unilever Sept 2002: Acquired Wampole June 2003: Signed 5-year supply agreement with Pfizer 2004 2005 Sept 2004: Opened Chinese Mfg. Site Feb 2005: Stirling R&D Center Acquire Binax, Ischemia Technologies Sept 2005: Acquired BioStar product line Acquired IDT (Spain) product line June 2005: Acquired Determine products from Abbott Feb 2006: Acquired ACON Laboratories Feb 2006: Acquired CLONDIAG Chip Technologies May 2006: Acquired 49% Interest of TechLab Dec 2006 Joint Venture Announced With P&G for OTC Products 2006

2007 January 2007 Med-OX Canada, Gabmed GmbH, NSKK, Promesan SRL: Distributor Acquisitions February 2007 Acquisition of First Check Diagnostics-over the Counter drugs of abuse Rapid home tests Inverness Timeline Pending CTEC May/June 2007 Orange Medical QAS June 2007 Biosite March 2007 Acquisition of 75% of Instant Technologies, Inc. May 2007 P&G JV Finalized: Swiss Precision Diagnostics Formed

Geographic Footprint Manufacturing Facilities Bedford, England San Diego, CA Scarborough, ME Louisville, CO Yavne, Israel Matsudo, Japan Hangzhou, China Shanghai, China Research & Development: US UK Germany Israel China

Inverness Growth 2002 2003 2004 2005 2006 East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 Revenue 207 295 374 448 570 CAGR (compound annual growth rate) : 27% No. of Employees: 3,025 Revenue $mm

Stock Performance - IMA

R&D: Investing in Innovation

R&D R&D : $ 70.3 MM 2006, $ 48.2 MM 2005 ($ 22.1 increase) Over 250 R&D personnel R&D sites Infectious disease: Scarborough, Maine Consumer diagnostics: Bedford, UK Cardiology: Stirling, Scotland & Jena, Germany Virology: Yavne, Israel Hongzou, China: Optimizing and perfecting existing technologies/products

Global Distribution Network

International Distribution Network Extensive presence in major European markets, via direct sales and distribution UK, Germany, France, Spain, Italy, Netherlands Powerful sales reach through vast distribution network in Japan Distributors in over 70 other countries Country specific experience in POC sales to hospitals and primary care, consumables as well as instruments

Inverness Medical Innovations Senior Team Ron Zwanziger - CEO, Chairman of the Board Dave Scott - Chief Scientific Jerry McAleer - Vice President R&D David Toohey - President IMPD (Professional Diagnostics) Hilde Eylenbosch - CEO Swiss Precision Diagnostics (JV) Geoff Jenkins - Vice President WW Operations John Bridgen - Vice President Business Development Dave Teitel - Chief Financial Officer Ellen Chiniara - General Counsel Mike Bresson - Vice President M&A John Yonkin - President NA Sales and Marketing Peter Scheu - VP POL Sales & Mktg - Cholestech Point Person

Additional Information and Where to Find It: Inverness plans to file with the SEC a Registration Statement on Form S-4 in connection with its proposed acquisition of Cholestech, and Cholestech plans to file with the SEC and mail to its shareholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Inverness, Cholestech, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Inverness and Cholestech through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Inverness by contacting Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com or from Cholestech by contacting Jack Glenn at (510) 781-5065 or jglenn@cholestech.com. Inverness and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Cholestech in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Inverness's proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on or about April 9, 2007. This document is available free of charge at the SEC's web site at www.sec.gov and from Inverness by contacting Inverness at Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com. Cholestech and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the shareholders of Cholestech in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Cholestech's proxy statement for its 2006 Annual Meeting of Shareholders, which was filed with the SEC on or about July 17, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Cholestech by contacting Jack Glenn at (510) 781-5065 or jglenn@cholestech.com.